EXHIBIT 10.9

ECOMBUSTIBLE PRODUCTS HOLDINGS, LLC

CLASS M AWARD AGREEMENT

This Class M Award Agreement (this “Award Agreement”), dated as of February 8, 2021 (the “Issue Date”), is by and between eCombustible Products Holdings, LLC, a Delaware limited liability company (the “Company”), EPH Management Holdings, LLC, a Delaware limited liability company (“EPH Management Holdings”), and Karen Childress (the “Participant”).

WHEREAS, the Plan Administrator has determined that it is in the best interests of EPH Management Holdings and the Company for EPH Management Holdings to issue to the Participant a number of Management Holdco Class M Units and for the Company to issue to EPH Management Holdings a number of Class M Units (the “Attributed Class M Units”), on the terms and subject to the conditions set forth in this Award Agreement, the Plan, the LLC Agreement, and the EPH Management Holdings LLC Agreement; and

WHEREAS, the Company and EPH Management Holdings have received any and all necessary approvals from the Plan Administrator.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions. Any capitalized term that is used but not otherwise defined in this Award Agreement shall have the meaning assigned to such term in the Plan (including any capitalized terms used therein which are defined in the LLC Agreement or the EPH Management Holdings LLC Agreement).

2. Issuance of Management Holdco Class M Units.

(a) Issuance of Management Holdco Class M Units. EPH Management Holdings hereby issues and awards to the Participant, and the Participant hereby accepts such issuance and award from EPH Management Holdings, effective as of the Issue Date, the number of Management Holdco Class M Units in exchange for the services performed by the Participant.

(b) Treatment as Profits Interest. The Management Holdco Class M Units are intended to be “profits interests” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and Rev. Proc. 2001-43, 2001-/2 C.B. 191.

(c) Joinder. As a condition to the issuance of Management Holdco Class M Units hereunder, to the extent the Participant has not already executed a signature page of the EPH Management Holdings LLC Agreement or a joinder agreement thereto, the Participant shall, as a condition precedent to receiving the issuance of Management Holdco Class M Units, execute a joinder agreement to the EPH Management Holdings LLC Agreement in a form attached hereto as Exhibit A, thereby agreeing to be bound by the terms of the EPH Management Holdings LLC Agreement.

(d) Section 83(b) Election. Within 20 days after the Issue Date, Participant shall provide the Company with a copy of the completed election under Section 83(b) of the Code. EPH Management Holdings and the Participant shall, within 30 days after the Issue Date, file such election with the Internal Revenue Service via certified mail, return receipt requested, and shall thereafter notify the Company that such election has been timely filed. The Participant should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the unvested Management Holdco Class M Units issued hereunder. A sample Section 83(b) election form is attached hereto as Exhibit B.

(e) Investment Intent; Other Representations. The Participant hereby represents and warrants that the Management Holdco Class M Units issued hereunder must be held for investment purposes and are not being received with a view to distribution thereof, and covenants and agrees to make such other reasonable and customary representations as requested by the Company or EPH Management Holdings regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company or EPH Management Holdings. The Participant acknowledges and agrees that, in making his or her investment decision with respect to the receipt of the Management Holdco Class M Units issued hereunder, the Participant has not relied upon the Company or EPH Management Holdings, or any of their respective Affiliates, or any representative of any of the foregoing, for any advice of any sort, including, but not limited to tax or securities law advice.

(f) Capital Account. The Participant shall have no balance in Participant’s Capital Account immediately after receipt of this Award.

3. Vesting; Forfeiture.

(a) Vesting Generally. The Class M Units granted under this Award Agreement which are set forth on Schedule A shall vest in accordance with the terms set forth on Exhibit A.

(b) Termination as a Bad Leaver. In the event of and as of the effective date of the Termination of a Participant’s Continuous Service as a Bad Leaver, Participant shall be subject to the repurchase rights set forth in Section 7 of the Plan in respect of such vested Class M Units.

(c) Termination as a Good Leaver. In the event of and as of the effective date of the Termination of a Participant’s Continuous Service as a Good Leaver, (i) the Participant will retain all vested Class M Units, and such Participant shall forfeit all unvested Class M Units, (ii) such Participant shall not be entitled to any further payments, distributions or other rights in respect of such forfeited Class M Units, and (iii) such Participant shall not be entitled to any past, unvested amounts which had been set aside, or otherwise allocated to, the Participant with respect to such Class M Units.

(d) Violation of Non-compete, Non-solicitation, Intellectual Property, Non- disparagement, Confidentiality or Trade Secret Obligations. Regardless of whether a Participant is in Continuous Service with the Company Group, upon such Participant’s breach of any non- compete, non-solicitation, confidentiality, intellectual property, non-disparagement, trade secret obligations or other restrictive covenant obligations set forth in this Award Agreement, any employment agreement, the LLC Agreement, the EPH Management Holdings LLC Agreement or any other agreement between the Participant and the Company Group, as determined at the sole discretion of the Plan Administrator, Participant shall be subject to the repurchase rights set forth in Section 7 of the Plan in respect to the vested Management Holdco Class M Units.

2

(e) Change of Control. In the event of a Change of Control, the Participant will vest with respect to 100% of all unvested Class M Units, subject to the Participant’s Continuous Service to the Company Group through the consummation of such Change of Control.

4. Rights With Respect to Management Holdco Class M Units. The Participant will have all of the rights of a holder of Management Holdco Class M Units with respect to the Management Holdco Class M Units issued hereunder, in accordance with the terms and conditions of the EPH Management Holdings LLC Agreement.

5. Transferability. Except as provided in the LLC Agreement, the EPH Management Holdings LLC Agreement, or in the Plan, including Section 7 of the Plan, the Management Holdco Class M Units issued hereunder are not transferable by the Participant. Any purported transfer of such Management Holdco Class M Units by the Participant which is inconsistent with the terms of the LLC Agreement or the EPH Management Holdings LLC Agreement or the Plan, as applicable, shall cause the Management Holdco Class M Units to be immediately forfeited, and the Participant shall not be entitled to any further payments, distributions or other rights in respect of such forfeited Management Holdco Class M Units, nor shall the Participant be entitled to any past, unvested amounts which had been set aside for, or otherwise allocated to, the Participant with respect to such forfeited Management Holdco Class M Units.

6. Repurchase. The Management Holdco Class M Units issued hereunder shall be subject to repurchase as set forth in Section 7 of the Plan.

7. Miscellaneous.

(a) Governing Law; Venue. The validity, construction and effect of this Award Agreement and any rules and regulations relating to this Award Agreement shall be determined in accordance with the laws of the State of Delaware without regard to choice of law principles. The parties hereto (a) irrevocably and unconditionally submit to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Award Agreement or the Plan (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Award Agreement or the Plan except in the state or federal courts located in the State of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the state and federal courts located in the State of Delaware, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Plan or the subject matter hereof may not be enforced in or by such court.

(b) Notices. All notices, demands, requests and other communications required or permitted under this Award Agreement must be provided in accordance with the LLC Agreement.

(c) Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement or the Plan.

3

(d) Taxes. The Company or EPH Management Holdings may withhold from any amounts payable with respect to the Management Holdco Class M Units all federal, state, city or other taxes as shall be required to be withheld pursuant to any applicable law or government regulation or ruling. Notwithstanding any other provision of this Award Agreement to the contrary, the Company and the Company Group shall not be obligated to guarantee any particular tax result for the Participant with respect to any (direct or indirect) payment or benefit provided to the Participant relating to the Management Holdco Class M Units, and The Participant, respectively, shall be responsible for any taxes imposed on the Participant with respect to any such payment or benefit.

(e) Waiver. No waiver or non-action by either party hereto with respect to any breach by the other party of any provision of this Award Agreement, the EPH Management Holdings LLC Agreement or the LLC Agreement shall be deemed or construed to be a waiver of any succeeding breach of such provision, or as a waiver of the provision itself.

(f) Amendments. This Award Agreement may not be changed orally, and, subject to Section 7(h), no change or waiver of this Award Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by all parties hereto and, in the case of the Company, by a person designated by the Plan Administrator.

(g) Governing Documents. This Award Agreement and the Management Holdco Class M Units granted to the Participant, respectively, pursuant to this Award Agreement are subject to the terms, conditions and restrictions set forth in the Plan and the LLC Agreement or the EPH Management Holdings LLC Agreement, as applicable, the terms of which are incorporated herein (except to the extent expressly stated herein otherwise), including, without limitation, Section 10 of the Plan. Except as provided herein, in the event of any inconsistency between (i) the provisions of this Award Agreement and the Plan, the Plan shall govern; (ii) the provisions of this Award Agreement and the LLC Agreement or the EPH Management Holdings LLC Agreement, the applicable LLC agreement shall govern; or (iii) the provisions of the Plan and the LLC Agreement or the EPH Management Holdings LLC Agreement, the applicable LLC agreement shall govern.

(h) Plan Amendment and Termination. The Plan Administrator may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time in its discretion; provided, that the Participant’s consent to such action shall be required if the action, taking into account any related action, would materially and adversely affect the Participant’s rights under the terms of this Award Agreement.

(i) Other Laws. The Participant acknowledge and agree that the Plan Administrator may refuse to issue or transfer some or all of the Management Holdco Class M Units issued hereunder or any distribution, payment or other transfer of cash, securities or other property in connection therewith if the Plan Administrator determines in good faith that the issuance or transfer of such other amount would violate any applicable law or regulation; provided, that to the extent legally permitted, in the event the Plan Administrator so determines in good faith that such issuance or transfer would violate any applicable law or regulation, the Plan Administrator shall use all reasonable efforts to provide for substitute Management Holdco Class M Units or an equivalent economic right to the Participant.

4

(j) Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Award Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the Internal Revenue Service, state tax authorities, the Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, the Participant’s immediate family, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.

(k) Corporate Event. The Participant acknowledge and agree that, in the event of an Change of Control, a similar corporate event or a change in capital structure, any Management Holdco Class M Units issued hereunder that are exchanged, vest or become payable as a result of or in connection with the applicable event or circumstances may be subject to the same terms and conditions applicable to the proceeds realized by the Company, its members, or the holders of Management Holdco Class M Units, in connection therewith (including, without limitation, payment timing and any escrows, indemnities, payment contingencies or holdbacks), as determined by the Plan Administrator in its sole discretion, subject to compliance with Section 409A of the Code. The Participant hereby grant the Company an irrevocable power of attorney in favor of the Company with respect to the Management Holdco Class M Units to the extent reasonably necessary to effectuate any Change of Control, similar corporate event or a change in capital structure.

(l) Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Award Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Award Agreement, as an original.

(m) No Right to Continued Employment. Nothing contained in this Award Agreement shall confer upon the Participant any right to be employed or remain employed, or any right to continue to provide services, by the Company Group, nor limit or affect in any manner the right of the Company Group to terminate the employment, or the provision of services, or adjust the compensation of the Participant.

[Signature page follows]

5

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement to be effective as of the Issue Date.

eCombustible Products Holdings, LLC

By:	/s/ James M. Driscoll
	Name:	James M. Driscoll
	Title:	Chief Operating Officer

EPH Management Holdings, LLC

By:	/s/ Jorge Arevalo
	Name:	Jorge Arevalo
	Title:	Chief Executive Officer

[Signature Page to Award Agreement]

Participant

By:	/s/ Karen Childress
Karen Childress

[Signature Page to Award Agreement]

SCHEDULE A

Vesting Schedule

EXHIBIT A

Form of Joinder

EXHIBIT B

SECTION 83(B) ELECTION FORM